UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2008
Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-368-2	94-0890210

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer No.)
of incorporation)

6001 Bollinger Canyon Road, San Ramon, CA		94583

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 25, 2008, the Management Compensation Committee of the Board of Directors of Chevron Corporation approved the following salary increases, to be effective April 1, 2008, for the executive officers who will be named in the Summary Compensation Table in the Company’s 2008 Proxy Statement: S.J. Crowe, a $70,000 increase to an annual salary of $720,000; P.J. Robertson, a $50,000 increase to an annual salary of $1,050,000; G.L. Kirkland, a $50,000 increase to an annual salary of $815,000; and J.S. Watson, a $50,000 increase to an annual salary of $815,000. In addition, the Management Compensation Committee approved the following grants of stock options and performance shares, respectively, under the Chevron Corporation Long Term Incentive Plan (“LTIP”): S.J. Crowe, 112,000 options and 17,500 performance shares; P.J. Robertson, 150,000 options and 24,000 performance shares; G.L. Kirkland, 112,000 options and 17,500 performance shares; and J.S. Watson, 112,000 options and 17,500 performance shares. The Management Compensation Committee recommended and, on March 26, 2008, the independent members of the Board of Directors approved a grant of 275,000 options and 43,000 performance shares to D.J. O’Reilly, Chevron’s Chairman and Chief Executive Officer. Chevron does not have employment agreements with any of the foregoing executive officers.
The stock options have a ten year term, and one-third of the grant vests at each anniversary of the date of grant, except as described below. The exercise price for the options is $84.96 per share and is based on the closing price of Chevron’s common stock on March 26, 2008, the date of grant. The performance shares will result in a payout at the end of the three-year performance period (January 1, 2008 through December 31, 2010) only if Chevron achieves a certain Total Stockholder Return (TSR) for the performance period as compared to the TSR of each company in Chevron’s peer group (BP p.l.c., Exxon Mobil Corporation, Royal Dutch Shell p.l.c. and ConocoPhillips). The cash payout, if any, will occur in an amount equal to the number of performance shares multiplied by the 20-day trailing average price of Chevron common stock at the end of the performance period multiplied by a performance modifier. The performance modifier is based on Chevron’s TSR ranking for the three-year period compared to the TSR of each company in Chevron’s peer group and is from best TSR to lowest TSR: 200 percent, 150 percent, 100 percent, 50 percent or zero percent. If the difference between Chevron’s TSR and the TSR of any higher or lower member of the peer group is less than one percentage point (rounded to one decimal point), the modifier will be the average of the sum of all the modifiers for Chevron and for such other members of the peer group that fall less than one percentage point (rounded to one decimal point) higher or lower than Chevron. Since Mr. O’Reilly, Mr. Crowe, Mr. Robertson and Mr. Kirkland have more than 90 points (the sum of years of age and years of service) under the LTIP, all unvested outstanding options and performance shares held for at least one year from the date of grant will vest upon the separation from service for any reason other than for cause as defined under the LTIP rules. Since Mr. Watson has more than 75 points under the LTIP, all unvested outstanding options and performance shares held for at least one year from the date of grant will vest on a pro rata basis (the number of outstanding shares underlying the award multiplied by the number of whole months from the grant date to the separation from service date, divided by 36) upon the separation from service for any reason other than for cause as defined under the LTIP rules.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 31, 2008

CHEVRON CORPORATION
By	/S/ CHRISTOPHER A. BUTNER
Christopher A. Butner
Assistant Secretary